                                                                   EXHIBIT 10.26

                  AMENDED AND RESTATED JOINT SERVICES AGREEMENT

                                     between

                            CANTOR FITZGERALD, L.P.,

On behalf of itself and its direct and indirect, current and future, subsidiaries, other than eSpeed, Inc. and its direct and indirect, current and future, subsidiaries

                                       and

                                  eSPEED, INC.,

On behalf of itself and its direct and indirect, current and future, subsidiaries

                            Dated as of May 12, 2003

________________________________________________________________________________

________________________________________________________________________________

                  AMENDED AND RESTATED JOINT SERVICES AGREEMENT

     This AMENDED AND RESTATED JOINT SERVICES AGREEMENT is made and entered into as of May 12, 2003, among Cantor Fitzgerald, L.P., a Delaware limited partnership ("CFLP"), on behalf of itself and its direct and indirect, current and future, subsidiaries, other than eSpeed, Inc. and its direct and indirect, current and future, subsidiaries (the "Cantor Parties"), on the one hand, and
eSpeed, Inc., a Delaware corporation ("eSpeed"), on behalf of itself and its direct and indirect, current and future, subsidiaries (the "eSpeed Parties"), on the other hand. All capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to such terms in Section 1 of this
Agreement. Each direct and indirect subsidiary of CFLP and eSpeed will automatically become a party to this Agreement, unless it becomes a party to a substantially identical separate agreement, provided, however, that this
Agreement shall not apply to any subsidiary, division or business unit of CFLP at such time as it is no longer controlled by CFLP or one of its direct or indirect subsidiaries, subject to reasonable arrangements and services provided during reasonable transitional periods, unless such entity contemporaneously with such change of control otherwise agrees in writing to be governed hereby.

                              W I T N E S S E T H:

     WHEREAS, the eSpeed Parties and the Cantor Parties wish to amend and restate the Amended and Restated Joint Services Agreement among the Cantor
Parties and the eSpeed Parties dated as of April 1, 2001, as amended;

     NOW, THEREFORE, in consideration of the premises contained herein, it is agreed as follows:

     1. Defined Terms. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

     "Ancillary IT Services" means technology support services (other than in respect of the Electronic Energy Marketplace and the Electronic Emissions
Marketplace), including, but not limited to, (i) systems administration, (ii)
internal network support, (iii) support and procurement for desktops of Cantor
Party end-user equipment, (iv) operations and disaster recovery services, (v)
voice communications, (vi) support and development of systems for Clearance,
Settlement and Fulfillment Services, (vii) systems support for Cantor Party brokers, and (viii) electronic applications systems and network support and development for Unrelated Dealer Businesses; provided that Ancillary IT Services does not include (i) the provision of desktop hardware for use by Cantor Party employees or (ii) the eSpeed Equity Order Routing Business.

     "Baseline Gaming Budget" means $750,000 for each calendar quarter, which shall be the minimum amount of costs required to be incurred by the eSpeed
Parties with respect to any quarter for Gaming Development Services and
Ancillary IT Services in connection with a Gaming Business, as requested by the
Cantor Parties.

     "Cantor Exchange" means Cantor Financial Futures Exchange, Inc. and any successor thereto or to the operations thereof.

     "Cantor Services" means any one of, or any combination of, Voice Assisted
Brokerage Services, Clearance, Settlement and Fulfillment Services and Related
Services.

     "Clearance, Settlement and Fulfillment Services" means all such services as are necessary to clear, settle and fulfill, or arrange settlement or fulfillment as a name give-up or other intermediary of, in accordance with customary market practice and taking into account applicable regulatory requirements, a purchase and sale of a particular Product, including, but not limited to, collection of money; arrangement of delivery of Products; receipt, delivery and maintenance of margin and collateral, if appropriate; dealing with issues relating to failures to receive or deliver payments or Products; and collection and payment of transfer or similar taxes, to the extent applicable to such Product. Clearance,
Settlement and Fulfillment Services may include, but are not limited to, acting as a riskless principal or other intermediary between the buyer and the seller of a Product.

     "CO2e" means CO2e.com, LLC and its subsidiaries.

     "Collaborative Marketplace" means an Electronic Marketplace that is operated by a Cantor Party and an eSpeed Party in collaboration pursuant to
Section 3 of this Agreement. All Marketplaces shall be Collaborative
Marketplaces, unless otherwise determined in accordance with this Agreement. In no event shall the Electronic Energy Marketplace, the Electronic Emissions
Marketplace or a marketplace involved in a Gaming Business or an Unrelated
Dealer Business be deemed to be a Collaborative Marketplace for purposes of this
Agreement.

     "Convention" means the United Nations Framework Convention on Climate
Change.

     "Electronic Brokerage Services" means the effecting of transactions in, and purchases and sales of, a Product on an Electronic Marketplace in and through the operation of an Electronic Trading System. Electronic Brokerage Services
include, but are not limited to, the provision and operation of network distribution systems, transaction processing systems and customer interface systems, in each case that are related to the effecting of transactions in, and purchases and sales of, a Product on an Electronic Marketplace. Electronic
Brokerage Services do not include Voice Assisted Brokerage Services, Clearance,
Settlement and Fulfillment Services, Information Services or Related Services.

     "Electronic Emissions Marketplace" means the marketplace and affiliated web portal sponsored by CO2e on or through which wholesale transactions in, and purchases and sales of, GHG Emission Reduction Units and derivatives thereof, including futures contracts and options on futures contracts involving GHG
Emission Reduction Units (and related services) may be effected in whole or in part electronically.

     "Electronic Gaming Marketplace" means a marketplace in which transactions constituting all or a portion of a Gaming Business may be effected in whole or in part electronically, but does not include a marketplace involving a Gaming
Business that is merely electronically assisted, such as screen assisted phone betting.

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     "Electronic Marketplace" means a Marketplace on which transactions in, and purchases and sales of, Products may be effected in whole or in part electronically, but does not include a Marketplace that is merely electronically assisted, such as screen assisted open outcry. In no event shall the Electronic
Energy Marketplace, the Electronic Emissions Marketplace or a marketplace involved in a Gaming Business or an Unrelated Dealer Business be deemed to be an
Electronic Marketplace for purposes of this Agreement.

     "Electronic Energy Marketplace" means the marketplace and affiliated web portal sponsored by TradeSpark on or through which North American wholesale transactions in, and purchases and sales of, Energy Products and derivatives thereof, including futures contracts and options on futures contracts involving
Energy Products (and related services) may be effected in whole or in part electronically. Only transactions that are to be executed, settled and delivered in North America shall be effected on or through the Electronic Energy
Marketplace.

     "Electronic Trading System" means, as to any Electronic Marketplace, the hardware, software, network infrastructure and other similar assets that are used to effect purchases and sales in that Electronic Marketplace.

     "Emissions Government Agency" means any national, international, federal, provincial, state, municipal, county, regional or local government or authority, and includes: (i) any department, commission, bureau, board, administrative agency or regulatory body of any government; (ii) an Emissions International
Agency; (iii) any person or corporation acting as a Registrar in connection with a GHG Emission Reductions Registry; or (iv) any person or corporation acting as an agent for an Emissions Governmental Agency.

     "Emissions International Agency" means any international commission, bureau, board, administrative agency or regulatory body responsible for measures to achieve objectives of the Convention.

     "Energy Products" means natural gas, electricity, coal, sulphur dioxide and nitrogen oxides emissions allowances, and weather financial products.

     "eSpeed Equity Order Routing Business" means those activities that shall be conducted from time to time by the eSpeed Parties in connection with electronic execution of equity trade orders that are transmitted for the Cantor Parties on behalf of their customers directly to an unaffiliated exchange or electronic communications network (ECN).

     "eSpeed Equity Order Routing Business Net Revenues" means eSpeed Equity
Order Routing Business Revenues, LESS all marketing costs, help desk/customer support costs, sales costs (including all sales commissions), clearing fees and all other direct third-party costs, each as incurred by the eSpeed Parties or the Cantor Parties.

     "eSpeed Equity Order Routing Business Revenues" means the fees, commissions, spreads, markups or other similar amounts received, directly or indirectly by the eSpeed Parties or the Cantor Parties, from a customer in consideration for the provision of services connected with the eSpeed Equity
Order Routing Business.

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     "eSpeed Marketplace" means a Marketplace (i) in which an eSpeed Party renders Electronic Brokerage Services and (ii) that is not a Collaborative
Marketplace. In no event shall a marketplace involved in a Gaming Business or an
Unrelated Dealer Business be deemed an eSpeed Marketplace for the purposes of this Agreement.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "Financial Product" means any financial asset or financial instrument, any intangible commodity or any tangible fungible commodity, including, but not limited to, any security, futures contract, foreign exchange transaction, swap transaction, credit derivative, repurchase or reverse repurchase obligation, currency or swap (as currently defined in the Federal Bankruptcy Code of 1978)
or any option or derivative on any of the foregoing; provided that in no event shall (x) any Energy Product traded on the Electronic Energy Marketplace or any derivative thereof, including futures contracts and options on futures contracts involving Energy Products traded on the Electronic Energy Marketplace or (y) any
GHG Emission Reduction Unit traded on the Electronic Emissions Marketplace or any derivative thereof, including futures contracts and options on futures contracts involving GHG Emission Reduction Units traded on the Electronic
Emissions Marketplace, be considered a Financial Product, or (z) any product traded in a marketplace involving a Gaming Business or an Unrelated Dealer
Business be considered a Financial Product.

     "Gaming Business" means the current business conducted by Cantor Index
Holdings, L.P. ("CIH") or a subsidiary thereof, which consists of financial spread betting and equity contracts for difference, and those activities described in clauses (i) through (iv) below that shall be conducted from time to time in the future by CIH or any of its subsidiaries controlled by CIH, directly or through its subsidiaries. Gaming Business shall also mean activities that the
Cantor Parties may irrevocably designate in writing from time to time, primarily with individual customers, directly or indirectly, wherever located and however conducted, currently and in the future, that involve (i) receiving or negotiating bets or conducting pool betting operations or the provision of services in connection therewith; (ii) organizing or conducting gaming or the provision of services in connection therewith; (iii) organizing or conducting the distribution of prizes by lot or chance or the provision of services in connection therewith; and (iv) activities similar or related to the foregoing activities, including without limitation activities commonly known as fantasy games, hypothetical or virtual betting and spread betting, contracts for differences, gambling, odds making, lotteries, gaming, wagering, staking, drawing or casting lots; provided, however, that Gaming Business shall also include, to the extent and only to the extent designated by the Cantor Parties separately and in writing, those activities that would be gaming activities except for the fact that they are not conducted with individual customers, directly or indirectly, to the extent to which they are part of, ancillary to or substantially connected with the activities described in clauses (i) and/or (ii)
above; provided, further, that Gaming Business does not include a Multi-dealer
Futures Business. For the purposes of this definition, "bet" means entering into a contract by which each party undertakes to pay or forfeit to the other money or other value if an issue, in doubt at the time of the contract, is determined in accordance with the other party's forecast; "gaming" means the playing of a game of chance for winnings in money or other value; and "game of chance"
includes a game of chance and skill combined and a pretended "game of chance."

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     "Gaming Development Services" means the services provided by the eSpeed
Parties in connection with developing or otherwise acquiring technology in connection with a Gaming Business for the Cantor Parties; provided that Gaming
Development Services does not include the provision of desktop hardware for use by Cantor Party employees.

     "Gaming Product" means any intangible asset, good or interest that can be bought or sold or otherwise is the subject of an activity constituting a Gaming
Business.

     "Gaming Revenue Share" means 25% of Gaming Transaction Revenues.

     "Gaming Transaction Revenues" means the net trading revenues (as determined by the Cantor Parties in a manner consistent with their customary business practices) and all other net fees (including without limitation participation fees, commissions, spreads, markups or other similar amounts) received from a customer in connection with participation by such customer in activities constituting a Gaming Business.

     "GHG Emissions" means carbon dioxide, methane, nitrous oxide, hydrofluorocarbons, perflurocarbons and any other gas substance that is the subject of the Convention and related protocols, treaties, agreements and instruments, or other gases, tradable renewable energy instruments, and other tradable environmental instruments subject to domestic, regional, or international regulation.

     "GHG Emission Reductions" means a reduction in GHG Emissions.

     "GHG Emission Reduction Units" means all rights, benefits, title and interest related, in whole or in part, to GHG Emission Reductions, or derivatives thereof, including futures contracts and options on futures contracts involving GHG Emission Reduction Units, whether in existence as of the date of this Agreement or arising in the future, without limitation: (i) any credit issued or granted by an Emissions Government Agency in connection with
GHG Emission Reductions; (ii) any tradable allowance or allocated pollution right issued or granted in connection with GHG Emission Reductions; (iii) the sole right to claim credit in any reporting program established or maintained by any Emissions Government Agency for creation of GHG Emission Reductions; (iv)
the sole right to bank GHG Emission Reductions in any registry system established or maintained by any Emissions Government Agency or non-governmental organization or entity (a "GHG Emission Reductions Registry"); (v) the sole right to any form of acknowledgment by an Emissions Governmental Agency that actions have been taken by a party or parties in connection with GHG Emission
Reductions that result in the reduction, avoidance, sequestration or mitigation of GHG Emissions; (vi) the sole right to use GHG Emission Reductions; (vii) the sole right to any form of acknowledgment by an Emissions Government Agency to claim reduction from an emissions baseline when that baseline can be used for establishing a tradable GHG Emission allowance allocation, and that beneficial ownership in this reduction, avoidance, sequestration or mitigation or related tradable allowances can be; (viii) banked for credit in the event of regulation requiring a party to reduce, avoid, compensate for or otherwise mitigate GHG
Emissions; (ix) claimed by a party for credit against that party's compliance requirement; (x) put to any other sanctioned use; or (xi) transferred to another party for any reason; (xii) the sole right to any form of acknowledgment by an
Emissions International Agency in respect of GHG Emission Reductions including that the GHG Emission Reductions

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constitute tradable emissions reduction units; and (xiii) the sole right to any offset of anthropogenic GHG Emissions caused wholly or in part by the GHG
Emission Reductions.

     "Information" means information relating to bids, offers or trades, or any other information, that is input into, created by or otherwise resides on an
Electronic Trading System or is created in connection with a Gaming Business or an Unrelated Dealer Business.

     "Information Services" means the provision of Information to a Person with respect to a Marketplace, a Gaming Business or an Unrelated Dealer Business as a
separate service not in connection with transactions by such Person on such
Marketplace or in connection with a Gaming Business or an Unrelated Dealer
Business. Information Services shall not include the provision of Information to purchasers and sellers of a Product incident to the provision of Electronic
Brokerage Services and/or Voice Assisted Brokerage Services to such customers.

     "Marketplace" means a marketplace operated or to be operated by the Cantor
Parties and/or the eSpeed Parties in and through which buyers and sellers of a
Product may effect transactions in the Product. In no event shall the Electronic
Energy Marketplace, the Electronic Emissions Marketplace or a marketplace involved in a Gaming Business or an Unrelated Dealer Business be deemed to be a
Marketplace for purposes of this Agreement.

     "Multi-dealer Futures Business" means activities with respect to futures contracts and options on futures contracts in marketplaces which, with respect to activities in such futures contracts and options on futures contracts, permit prices to be regularly offered by more than four market making entities
("dealers") that trade such futures contracts or options on futures contracts with multiple buyers and sellers.

     "New Market Notice" means, with respect to a Marketplace, a written notice describing with reasonable specificity the anticipated nature, general level of volume and trading needs of that Marketplace.

     "North America" means the United States, Canada and Mexico.

     "Person" means any corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity or governmental or regulatory authority or agency.

     "Product" means any tangible or intangible asset or good, other than (i) an
Energy Product traded on the Electronic Energy Marketplace or any derivative thereof, including futures contracts and options on futures contracts involving
Energy Products traded on the Electronic Energy Marketplace, (ii) a GHG Emission
Reduction Unit traded on the Electronic Emissions Marketplace or any derivative thereof, including futures contracts and options on futures contracts involving
GHG Emission Reduction Units traded on the Electronic Emissions Marketplace or
(iii) a product traded in a marketplace involving a Gaming Business or an
Unrelated Dealer Business.

     "Product or Pricing Decisions" means, as to an Electronic Marketplace for a particular Product, (i) the definition of the Product, (ii) the hours of operation of the Marketplace, (iii) the rules relating to trading priority, incentives and other trading related issues and (iv) the

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rates and schedules of commissions and other Transaction Revenues for the
Marketplace, including any variation thereof for particular customers or classes of customers.

     "Related Services" includes (i) credit and risk management services, (ii)
services related to sales positioning of Products, (iii) oversight of customer suitability and regulatory compliance and (iv) such other services customary to brokerage operations as are agreed to by CFLP and eSpeed.

     "TradeSpark" means TradeSpark, L.P.

     "Transaction Revenues" means the standard fees, commissions, spreads, markups or other similar standard amounts received from a customer in connection with effecting transactions in a Marketplace.

     "Unrelated Dealer Businesses" means (i) the equity businesses of the Cantor
Parties as they may exist from time to time, (ii) the money market instruments and securities lending divisions of the Cantor Parties as they may exist from time to time, (iii) any business or portion thereof or activity in which a
Cantor Party acts as a dealer or otherwise takes market risk or positions, including in the process of executing matched principal transactions, providing the services of a specialist or market maker or providing trading or arbitrage operations, (iv) any activities that are not within the definition of Gaming
Business but would be if so designated by a Cantor Party, as set forth in the definition of Gaming Business herein, and (v) any business not involving operating a Marketplace, other than a Gaming Business.

     "Voice Assisted Brokerage Services" means the effecting of transactions in, and purchases and sales of, a Product on an Electronic Marketplace in and through a broker or other human intermediary, in each case who is an employee of, or providing services to, a Cantor Party. Voice Assisted Brokerage Services
include the entry of an order by a broker or other human intermediary into the
Electronic Trading System.

     2. Term. The term of this Agreement shall be in effect perpetually, unless sooner ended by the mutual agreement, in writing, of CFLP and eSpeed (the
"Term").

     3. Joint Services in Collaborative Marketplaces.

          (a) Subject to the terms and conditions stated herein, the Cantor
     Parties and the eSpeed Parties intend to collaborate in providing brokerage services to customers in and through Electronic Marketplaces. In any case in which the Cantor Parties and the eSpeed Parties do so collaborate, the
     Marketplace shall be a Collaborative Marketplace and the respective authority, responsibilities and obligations of the parties shall be governed by this Section 3.

          (b) In the case of each Collaborative Marketplace, any Product or
     Pricing Decision shall be made jointly by the Cantor Parties and the eSpeed
     Parties. If the parties are unable to agree on a particular Product or
     Pricing Decision after good faith efforts to do so, then the final Product or Pricing Decision shall be made by (i) a Cantor Party, in the case of a
     Marketplace or the portion thereof in which or for which a Cantor Party provides any Voice Assisted Brokerage Services, and (ii) an eSpeed Party,
     in the case of

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     a fully electronic Marketplace (that is, a Marketplace in which no Cantor
     Party provides Voice Assisted Brokerage Services) or the portion of a
     Marketplace that is fully electronic; provided, however, that no Product and Pricing Decision made by an eSpeed Party with respect to a fully electronic Marketplace shall result in the Cantor Party's share of
     Transaction Revenues for the transactions effected in the Marketplace being less than the amount necessary to cover the Cantor Party's actual costs of providing Cantor Services in connection with such Marketplace.

          (c) In the case of each Collaborative Marketplace, the applicable
     eSpeed Party (i) shall own and operate the Electronic Trading System associated with the Electronic Marketplace, (ii) shall be responsible, as between the parties, for the provision of Electronic Brokerage Services to customers and (iii) except as provided above with respect to Product or
     Pricing Decisions, shall have reasonable discretion as to the manner and means of operating the Electronic Trading System and providing Electronic
     Brokerage Services to customers and Cantor brokers in connection therewith.

          (d) In the case of each Collaborative Marketplace, the applicable
     Cantor Party (i) shall be responsible, as between the parties, for the provision of Cantor Services to customers and (ii) except as provided above with respect to Product or Pricing Decisions, shall have reasonable discretion as to the manner and means of providing the Cantor Services. The applicable Cantor Party shall be responsible for maintenance of books and records and compliance with applicable securities laws, rules and regulations, as determined by the applicable Cantor Party. Cantor Parties that are U.S. registered broker-dealers pursuant to the Exchange Act shall be responsible for compliance with the reporting requirements under
     Regulation ATS and related provisions of the Exchange Act. In that regard, such Cantor Parties that are U.S. registered broker-dealers each will be the broker for all transactions in the systems, and each will determine the various non-discretionary parameters under which transactions are executed in their respective systems. eSpeed Parties that are U.S. registered broker-dealers pursuant to the Exchange Act shall cooperate with the Cantor
     Parties that are U.S. registered broker-dealers in all regulatory compliance matters and, if applicable, in complying with Regulation ATS.

          (e) Without limiting the authority of the parties in their respective areas of responsibility pursuant to paragraphs (c) and (d), the parties recognize the importance of providing an integrated and seamless service to customers. Accordingly, the parties shall consult diligently and in good faith, as and as often as necessary, to ensure that their respective services are properly integrated.

          (f) All information and data, other than Information, created, developed, used in connection with or relating to the operation of and effecting of transactions in any Marketplace or in connection with a Gaming
     Business or an Unrelated Dealer Business ("Data") shall constitute the sole property of the Cantor Parties or the eSpeed Parties, as applicable, on the following basis: (i) if the Data relate to Financial Products, a Gaming
     Business or an Unrelated Dealer Business, the Data shall belong solely to the Cantor Parties, (ii) if the Data relate to a Collaborative Marketplace in which only Products that are not Financial Products are traded, the ownership of the Data shall be determined by the Cantor Parties and the
     eSpeed Parties on a case-by-case basis based on good faith

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     negotiations, (iii) if the Data relate to an eSpeed Marketplace in which only Products that are not Financial Products are traded, the Data shall belong solely to the eSpeed Parties and (iv) if the Data relate to a non-Collaborative Marketplace that is not an eSpeed Marketplace and in which Financial Products are traded, the Data shall belong solely to the
     Cantor Parties. All Information relating to Financial Products transmitted and disseminated on or through the Electronic Marketplace or relating to a
     Gaming Business or an Unrelated Dealer Business shall be the sole property of the Cantor Parties and, as between the parties, the Cantor Parties shall have the sole and exclusive right to use, publish and be compensated for
     Information Services in connection with or relating to such Information;
     provided, however, in the case of each Collaborative Marketplace, that the
     eSpeed Parties shall have the right (without any obligation to pay the
     Cantor Parties therefor) to use such Information in connection with the execution of transactions in the applicable Collaborative Marketplace. With respect to Information and Data revenues generated from any regulated futures or options contract(s) consisting of or related to Commodity
     Futures Trading Commission regulated futures or options contract(s) that are related to movies, music or any other aspect of the entertainment business and sponsored by CIH, or a subsidiary thereof, then the applicable
     eSpeed Party will receive the aggregate revenues resulting from the publication or sale of such Information and Data and will pay the applicable Cantor Party 65% of such revenues.

          (g) To such extent as is consistent with the Cantor Parties' own businesses of providing Electronic Brokerage Services in Marketplaces that are not Collaborative Marketplaces, the Cantor Parties shall promote and market eSpeed Marketplaces for effecting transactions in Financial
     Products, and shall refer customers and prospective customers to the applicable eSpeed Parties in an effort to cause such customers to effect transactions in Financial Products in eSpeed Marketplaces.

     4. Sharing of Transaction Revenues. (A) The Cantor Parties and the eSpeed
Parties agree to share Transaction Revenues with regard to transactions effected through Collaborative Marketplaces in the following manner:

          (a) If (i) the Electronic Marketplace is a Collaborative Marketplace,
     (ii) the transaction relates to a Financial Product (other than a Financial
     Product that is traded on the Cantor Exchange) and (iii) no Cantor Party provides Voice Assisted Brokerage Services in connection with the transaction to which the Transaction Revenues relate (that is, the transaction is fully electronic), then the applicable eSpeed Party will receive the aggregate Transaction Revenues and will pay to the applicable
     Cantor Party a service fee equal to 35% of the Transaction Revenues.

          (b) If (i) the Electronic Marketplace is a Collaborative Marketplace,
     (ii) the transaction relates to U.S. Treasury securities and U.S.
     federally-sponsored agency securities involving that certain eSpeed business unit generally known as eSpeed Online, or any successor thereof, and (iii) a Cantor Party provides Voice Assisted Brokerage Services through any of the employees of such eSpeed Online business unit or successor thereof in connection with the transaction to which the Transaction
     Revenues relate, then the applicable eSpeed Party will receive the aggregate Transaction Revenues and will pay to the applicable Cantor Party a service fee equal to 35% of the Transaction Revenues.

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          (c) If (i) the Electronic Marketplace is a Collaborative Marketplace,
     (ii) the transaction relates to a Financial Product (other than a Financial
     Product that is traded on the Cantor Exchange) and (iii) a Cantor Party provides Voice Assisted Brokerage Services in connection with the transaction to which the Transaction Revenues relate, then the applicable
     Cantor Party will receive the aggregate Transaction Revenues and will pay to the applicable eSpeed Party a service fee equal to 7% of the Transaction
     Revenues.

          (d) If (i) the Electronic Marketplace is a Collaborative Marketplace,
     (ii) the transaction relates to a Product that is traded on the Cantor
     Exchange and (iii) no Cantor Party provides Voice Assisted Brokerage
     Services in connection with the transaction to which the Transaction
     Revenues relate (that is, the transaction is fully electronic), then the applicable eSpeed Party will receive the aggregate Transaction Revenues and will pay to the applicable Cantor Party a service fee equal to 20% of the
     Transaction Revenues. With respect to exchange fees on any regulated futures or options contract(s) consisting of or related to Commodity
     Futures Trading Commission regulated futures or options contract(s) that are related to movies, music or any other aspect of the entertainment business and sponsored by CIH, or a subsidiary thereof, the applicable
     eSpeed Party will receive the aggregate exchange fees and will pay to the applicable Cantor Party a fee equal to 50% of the exchange fees.

          (e) If (i) the Electronic Marketplace is a Collaborative Marketplace,
     (ii) the transaction relates to a Product that is traded on the Cantor
     Exchange and (iii) a Cantor Party provides Voice Assisted Brokerage
     Services in connection with the transaction to which the Transaction
     Revenues relate, then the applicable eSpeed Party will receive the aggregate Transaction Revenues and will pay to the applicable Cantor Party a service fee equal to 55% of the Transaction Revenues. With respect to exchange fees on any regulated futures or options contract(s) consisting of or related to Commodity Futures Trading Commission regulated futures or options contract(s) that are related to movies, music or any other aspect of the entertainment business and sponsored by CIH, or a subsidiary thereof, the applicable eSpeed Party will receive the aggregate exchange fees and will pay to the applicable Cantor Party a fee equal to 50% of the exchange fees.

          (f) If (i) the Electronic Marketplace is a Collaborative Marketplace
     and (ii) the transaction relates to a Product that (x) is not a Financial
     Product and (y) is not traded on the Cantor Exchange, then the applicable
     Cantor Party and the applicable eSpeed Party will share Transaction
     Revenues in such manner as they shall agree.

     (B) The Cantor Parties and the eSpeed Parties agree to share Transaction
Revenues with regard to transactions effected through eSpeed Marketplaces in the following manner:

          (a) If (i) the Electronic Marketplace is an eSpeed Marketplace and
     (ii) the transaction relates to a Financial Product, then the applicable
     eSpeed Party will receive the aggregate Transaction Revenues and will pay to CFLP a service fee equal to 20% of the Transaction Revenues.

                                                                              10

          (b) If (i) the Electronic Marketplace is an eSpeed Marketplace and
     (ii) the transaction relates to a Product other than a Financial Product, then the applicable eSpeed Party will receive and retain all of the
     Transaction Revenues.

     (C) The Cantor Parties and the eSpeed Parties agree to share Transaction
Revenues with regard to transactions effected through other Marketplaces, other than in connection with a Gaming Business or an Unrelated Dealer Business, in the following manner:

          (a) If (i) a transaction is effected in an Electronic Marketplace that is not a Collaborative Marketplace and is not an eSpeed Marketplace, but
     that is a Marketplace in which Cantor provides Electronic Brokerage
     Services, and (ii) the transaction relates to a Financial Product, then the applicable Cantor Party will receive the aggregate Transaction Revenues and pay to eSpeed a service fee equal to 30% of the amount eSpeed would have received pursuant to Section 4(a) or 4(c) of this Agreement if the
     Marketplace had been a Collaborative Marketplace. For purposes of this paragraph (i), the Transaction Revenues shall be reduced by the costs incurred or paid by a Cantor Party to a third party to provide or arrange for the provision of Electronic Brokerage Services.

          (b) If a transaction (i) is not effected through an Electronic
     Marketplace, but (ii) is electronically assisted (by way of example, but not limited to, a screen-assisted open outcry transaction), then the applicable Cantor Party will receive the aggregate Transaction Revenues and will pay to the applicable eSpeed Party 2.5% of the Transaction Revenues.

     (D) Each of the Cantor Parties and the eSpeed Parties agree to share Gaming
Transaction Revenues in connection with Gaming Businesses in the following manner, such amount to be determined on a quarterly basis as provided in Section
12 hereof. The applicable Cantor Party shall be responsible for and shall collect 100% of all Gaming Transaction Revenues and shall pay over to eSpeed with respect to any applicable calendar quarter as follows: eSpeed shall receive the Gaming Revenue Share PLUS the excess, if any, of (i) the actual costs in such calendar quarter of Gaming Development Services and Ancillary IT Services
incurred by the eSpeed Parties in connection with Gaming Businesses, as requested by the Cantor Parties in writing, LESS the Baseline Gaming Budget,
OVER (ii) one-half of the difference of (x) the Gaming Revenue Share MINUS (y)
133% of the Baseline Gaming Budget, provided that, if (x) minus (y) is a negative number, then it shall be considered zero for the purpose of calculating the foregoing formula. All amounts due and payable pursuant to this Section 4(D)
shall be paid in the manner specified in Section 12 of this Agreement.

     (E) Notwithstanding the foregoing, in the event that a Cantor Party's direct costs payable to third parties (other than the Cantor Parties and their affiliates) for providing Clearance, Settlement and Fulfillment Services with respect to transactions in a Collaborative Marketplace with respect to any
Financial Product for any month exceed the direct costs incurred by the Cantor
Parties to clear and settle cash transactions in United States Treasury securities for such month, the cost of such excess shall be borne pro rata by the applicable Cantor Party and the applicable eSpeed Party in the same proportion as the Transaction Revenues and service fees for such transactions are to be shared.

                                                                              11

     (F) For any month, for any Product for which sales and purchases during such month are effected both through fully electronic transactions and through voice-brokered transactions, Transaction Revenues earned with respect to such
Product shall be allocated between fully electronic transactions and voice-brokered transactions as follows: the amount of Transaction Revenues attributable to fully electronic transactions or voice-brokered transactions, as the case may be, for such Product during such month in a Marketplace shall be equal to (x) total Transaction Revenues for such Product for such month in such
Marketplace multiplied by (y) a fraction, the numerator of which is the notional volume (by currency) of all transactions in such specific Product type for such month in such Marketplace effected by fully electronic transactions or voice-brokered transactions, as the case may be, and the denominator of which is the notional volume (by currency) of all transactions in such specific Product type for such month in such Marketplace.

     (G) In the event that a customer does not pay, or pays only a portion of, the Transaction Revenues, Gaming Transaction Revenues or eSpeed Equity Order
Routing Business Revenues, as the case may be, relating to a transaction described in paragraphs (A) through (D), (F) and (J) (a "Loss Event"), then the relevant Cantor Party and the relevant eSpeed Party each shall bear its respective share of the loss arising from the Loss Event in the same proportion as the Transaction Revenues, Gaming Transaction Revenues or eSpeed Equity Order
Routing Business Revenues, as the case may be, and service fees for such transaction are to be shared.

     (H) All amounts due and payable to a Cantor Party or an eSpeed Party by the other pursuant to this Section 4 shall be paid in the manner specified in
Section 12 of this Agreement.

     (I) In the event that any tax is imposed on Transaction Revenues, Gaming
Transaction Revenues or eSpeed Equity Order Routing Business Revenues, as the
case may be, with respect to a transaction (other than a Tax on net income), the cost of such tax will be borne by the applicable eSpeed Party and the applicable
Cantor Party in the same proportion as the Transaction Revenues, Gaming
Transaction Revenues or eSpeed Equity Order Routing Business Revenues, as the
case may be, and service fees for such transaction are to be shared.

     (J) All marketing costs, help desk/customer support costs, sales costs
(including all sales commissions), clearing fees and all other direct third-party costs, each as incurred by the eSpeed Parties or the Cantor Parties, including any such unpaid costs from previous calendar months shall be paid out of any eSpeed Equity Order Routing Business revenues collected by the eSpeed
Parties or the Cantor Parties, as the case may be. Following such payment, each of the Cantor Parties and the eSpeed Parties agree to share eSpeed Equity Order
Routing Business Net Revenues in connection with the provision of eSpeed Equity
Order Routing Business services in the following manner: the applicable eSpeed
Party shall receive 50% of the eSpeed Equity Order Routing Business Net Revenues
and the applicable Cantor Party shall receive 50% of the eSpeed Equity Order
Routing Business Net Revenues.

     5. Ancillary IT Services and Gaming Development Services.

          (a) During the Term, the eSpeed Parties shall provide Ancillary IT
     Services to the Cantor Parties.

                                                                              12

          (b) CFLP shall pay to eSpeed in consideration for the Ancillary IT
     Services an amount equal to the direct and indirect costs, including overhead, that the eSpeed Parties incur in performing those services other than in connection with a Gaming Business.

          (c) The eSpeed Parties shall provide Gaming Development Services and
     Ancillary IT Services to the Cantor Parties with respect to Gaming
     Businesses and shall incur costs in each calendar quarter in respect of such services in an amount equal to the Baseline Gaming Budget for such quarter or, at the election of and in the sole discretion of the Cantor
     Parties, such larger amount as may be requested by the Cantor Parties in writing. For the avoidance of doubt, Gaming Development Services and
     Ancillary IT Services do not include the provision of desktop hardware for use by Cantor Party employees.

          (d) The Cantor Parties shall not be required to reimburse eSpeed for any amounts expended for the Ancillary IT Services for any Gaming Business
     or Gaming Development Services pursuant to this Section 5, it being understood that the eSpeed Parties are being compensated for such services and expenses solely by the amounts earned by the eSpeed Parties hereunder pursuant to Section 4(D).

          (e) Notwithstanding any prior agreement or arrangement between or among the parties hereto, the eSpeed Parties and the Cantor Parties agree that they do not owe any monies to each other for the provisions of
     Ancillary IT Services, Gaming Development Services, Gaming Revenue Share or
     otherwise with respect to any Gaming Business prior to the date of this
     Agreement.

          (f) If any direct or indirect subsidiary, division or business unit of a Cantor Party becomes no longer controlled by CFLP or one of its direct or indirect subsidiaries (including any successors or assigns of such direct or indirect subsidiary, division or business unit, the "Separating
     Business"), contemporaneously with such change of control any such
     Separating Business shall have the right, in its sole discretion, to agree in writing to be governed by this Agreement; provided, however, that in the event that the Separating Business does not choose to be governed by this
     Agreement, the eSpeed Parties agree, if requested by CFLP, to (i) provide reasonable transition services for a reasonable period of time to the
     Separating Business and (ii) (x) transfer (at cost) or (y) license on a non-exclusive basis (for a fee that, in the discretion of eSpeed, reasonably approximates cost), at eSpeed's option, any assets (or their functional equivalent, at eSpeed's discretion) that may be reasonably requested by the Separating Business in order for it to continue operating its business without the benefit of the services contemplated by this
     Agreement.

     6. Representations and Warranties.

          (a) Organization and Good Standing.

               (i) CFLP is duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite power
          and

                                                                              13

          authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

               (ii) eSpeed is duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

          (b) Authority; Binding Effect; No Conflicts.

               (i) CFLP has taken all necessary actions to authorize the
          execution and delivery of this Agreement and to perform all of its obligations under, and to consummate the transactions contemplated by, this Agreement. This Agreement has been duly and validly executed by
          CFLP. This Agreement constitutes the valid and binding obligation of
          CFLP enforceable against CFLP in accordance with its terms, subject to the effect of reorganization, bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and subject to the application of equitable principles and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law). The execution, delivery and performance by CFLP of this Agreement shall not, with or without the giving of notice or the lapse of time or both, (x) violate any provision of any federal, state, local or foreign law, statute, rule or regulation to which CFLP is subject, (y) violate any injunction, order, judgment, ruling, decree or settlement applicable to CFLP or (z) conflict with, or result in a breach or violation of, any provision of the certificate of incorporation, by-laws, partnership agreement or similar governing document of CFLP or any lease, contract, agreement, instrument, undertaking or covenant by which CFLP is bound.

               (ii) eSpeed has taken all necessary corporate actions to
          authorize, execute and deliver this Agreement and to perform all of its obligations under, and to consummate the transactions contemplated by, this Agreement. This Agreement has been duly and validly executed by eSpeed. This Agreement constitutes the valid and binding obligation of eSpeed enforceable against eSpeed in accordance with its terms, subject to the effect of reorganization, bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and subject to the application of equitable principles and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law). The execution, delivery and performance by eSpeed of this
          Agreement will not, with or without the giving of notice or the lapse of time or both, (x) violate any provision of any federal, state or local law, statute, rule or regulation to which eSpeed is subject, (y)
          violate any injunction, order, judgment, ruling,

                                                                              14

          decree or settlement applicable to eSpeed, or (z) conflict with, or result in a breach or violation of, any provision of the certificate of incorporation or by-laws of eSpeed or any lease, contract, agreement, instrument, undertaking or covenant by which eSpeed is bound.

          (c) Litigation; No Undisclosed Liabilities. Except as disclosed in the documents filed by eSpeed with the Securities and Exchange Commission pursuant to the Exchange Act, there is no litigation pending or, to
     eSpeed's or CFLP's knowledge, threatened, which questions the validity or enforceability of this Agreement or seeks to enjoin the consummation of any of the transactions contemplated hereby.

     7. New Marketplaces; Non-competition; Strategic Alliances.

          (a) If a Cantor Party wishes to create a new Marketplace for a
     Financial Product, then such Cantor Party may, by providing a New Market
     Notice to eSpeed, require eSpeed to provide, or cause another eSpeed Party to provide, Electronic Brokerage Services with respect to that Marketplace.
     In such a case, eSpeed shall use commercially reasonable efforts to develop an Electronic Trading System for, and to render Electronic Brokerage
     Services with respect to, that Marketplace under the terms of this
     Agreement. If eSpeed is able to develop and put into operation an
     Electronic Trading System for the Marketplace within 180 days, then the
     Marketplace shall be a Collaborative Marketplace and the operation thereof shall be subject to the provisions of Section 3 of this Agreement. If, after diligent effort, eSpeed is unable to develop and put into operation an Electronic Trading System for the Marketplace within 180 days, then (i)
     eSpeed shall have no liability to any Cantor Party for its failure to provide an Electronic Trading System, (ii) the Cantor Party may create and operate the Marketplace in any manner that the Cantor Party deems to be acceptable and (iii) the Marketplace shall not be a Collaborative
     Marketplace. CFLP agrees that its proposal to create a new Marketplace and the requirements relating thereto will be commercially reasonable in scope and that CFLP or another Cantor Party will diligently pursue the development of such Marketplace in a meaningful way and that failure to do so within two years of the provision of the New Market Notice will cause any rights of the eSpeed Parties and the Cantor Parties in this Section 7 and Section 8 of this Agreement to revert to their original status.

          (b) If a Cantor Party wishes to create a new Marketplace for a
     Financial Product that will involve the provision of Electronic Brokerage
     Services and the Cantor Party does not require eSpeed to operate an
     Electronic Trading System and to provide Electronic Brokerage Services for that Marketplace pursuant to paragraph (a) of this Section 7, then the
     Cantor Party shall provide to eSpeed a New Market Notice relating thereto and eSpeed shall have a right of first refusal to provide Electronic
     Brokerage Services with respect to that Marketplace under the terms of this
     Agreement. If eSpeed notifies the Cantor Party that it wishes to provide
     Electronic Brokerage Services with respect to the new Marketplace, then
     eSpeed shall use commercially reasonable efforts to develop and put into operation an Electronic Trading System for the Marketplace within 180 days.
     If eSpeed is able to develop and put into operation an Electronic Trading
     System for the Marketplace within 180 days, then the Marketplace shall be a

                                                                              15

     Collaborative Marketplace and the operation thereof shall be subject to
     Section 3 of this Agreement. If, after diligent effort, eSpeed is unable to develop and put into operation an Electronic Trading System for the
     Marketplace within 180 days, or eSpeed notifies the Cantor Party that it does not wish to provide Electronic Brokerage Services with respect to the new Marketplace, then (i) the applicable Cantor Party may provide or obtain from a third party Electronic Brokerage Services for that Marketplace in any manner that the Cantor Party deems to be acceptable and (ii) the
     Marketplace shall not be a Collaborative Marketplace. CFLP agrees that its proposal to create a new Marketplace and the requirements relating thereto will be commercially reasonable in scope and that CFLP or another Cantor
     Party will diligently pursue the development of such Marketplace in a meaningful way and that failure to do so within two years of the provision of the New Market Notice will cause any rights of the eSpeed Parties and the Cantor Parties in this Section 7 and Section 8 of this Agreement to revert to their original status.

          (c) If a Cantor Party wishes to create a new Electronic Marketplace for a Product that is not a Financial Product, then the Cantor Party shall provide to eSpeed a New Market Notice relating thereto. eSpeed or another
     eSpeed Party shall have the opportunity to offer to provide Electronic
     Brokerage Services with respect to the new Marketplace, which offer the
     Cantor Party shall review and negotiate in good faith, but may accept or reject in its reasonable discretion. If the Cantor Party accepts the eSpeed
     Party's negotiated terms of proposed offer to provide Electronic Brokerage
     Services, then the Marketplace shall be a Collaborative Marketplace and the operation thereof shall be subject to Section 3 of this Agreement on such terms as the applicable Cantor Party and the applicable eSpeed Party shall agree. If the Cantor Party rejects the eSpeed Party's negotiated terms of proposed offer to provide Electronic Brokerage Services, then (i) the
     Marketplace shall not be a Collaborative Marketplace and (ii) the Cantor
     Party may create and operate the Marketplace in any manner that the Cantor
     Party deems to be acceptable.

          (d) If an eSpeed Party wishes to create a new Electronic Marketplace for a Financial Product, then the eSpeed Party shall provide to CFLP a New
     Market Notice relating thereto and CFLP or another Cantor Party shall have a right of first refusal to provide the applicable Cantor Services with respect to that Marketplace under the terms of this Agreement. If, within
     30 days of receiving the New Market Notice, CFLP or another Cantor Party notifies the eSpeed Party that it wishes to provide such Cantor Services with respect to the new Marketplace, then the Marketplace shall be a
     Collaborative Marketplace and the operation thereof shall be subject to
     Section 3 of this Agreement. If (i) CFLP notifies the eSpeed Party that it does not wish to provide such Cantor Services or (ii) CFLP fails to notify the eSpeed Party within the 30-day time period that it wishes to provide such Cantor Services with respect to the new Marketplace, then the eSpeed
     Party may provide or obtain from a third party those services for that
     Marketplace in any manner that the eSpeed Party deems to be acceptable, and the Marketplace shall be an eSpeed Marketplace for purposes of this
     Agreement.

          (e) If an eSpeed Party wishes to create a new Electronic Marketplace for a Product that is not a Financial Product, then the eSpeed Party shall provide to CFLP a

                                       16

     New Market Notice relating thereto. CFLP or another Cantor Party shall have the opportunity to offer to provide Cantor Services with respect to the new
     Marketplace if, within 30 days of receiving the New Market Notice, CFLP or another Cantor Party notifies the eSpeed Party that it wishes to provide such Cantor Services with respect to the new Marketplace. The eSpeed Party shall review and negotiate the offer of CFLP or the other CFLP Party in good faith, but may accept or reject that offer in its reasonable discretion. If the eSpeed Party accepts a Cantor Party's negotiated terms of proposed offer to provide Cantor Services, then the Marketplace shall be a Collaborative Marketplace and the operation thereof shall be subject to
     Section 3 of this Agreement on such terms as the applicable Cantor Party and the applicable eSpeed Party shall agree. If the eSpeed Party rejects the Cantor Party's negotiated terms of proposed offer to provide Cantor
     Services, then (i) the Marketplace shall not be a Collaborative Marketplace and (ii) the eSpeed Party may create and operate the Marketplace in any manner that the eSpeed Party deems to be acceptable.

          (f) No eSpeed Party shall, directly, indirectly or in connection with a third Person, engage in any activities competitive with a business activity now or hereafter conducted by a Cantor Party or provide or assist any other Person in providing any Cantor Service, other than (i) in collaboration with a Cantor Party pursuant to Section 3 of this Agreement,
     (ii) with respect to a new Marketplace involving a Financial Product, after
     CFLP (x) has indicated that it is unable or unwilling to provide such
     Cantor Service or (y) fails to indicate to the eSpeed Party within the prescribed 30-day period that it does wish to provide such Cantor Service with respect to that Marketplace in accordance with paragraph (d) of this
     Section 7, (iii) with respect to a new Marketplace involving a Product that is not a Financial Product, an Energy Product traded on the Electronic
     Energy Marketplace or a GHG Emission Reduction Unit traded on the
     Electronic Emissions Marketplace in accordance with paragraph (c) or paragraph (e) of this Section 7, (iv) with respect to an Unrelated Dealer
     Business in which an eSpeed Party develops and operates a fully electronic
     Marketplace, (v) with respect to the Electronic Energy Marketplace, or (vi)
     with respect to the Electronic Emissions Marketplace. No eSpeed Party
     shall, directly, indirectly or in connection with a third Person, engage in or otherwise provide services for any Gaming Business, or engage in or otherwise provide services for any activities that are not within the definition of Gaming Business but would be if so designated by a Cantor
     Party, as set forth in the definition of Gaming Business herein, without the prior written consent of CFLP.

          (g) No Cantor Party shall, directly, indirectly or in connection with a third Person, provide or assist any other Person in providing Electronic
     Brokerage Services, other than (i) in collaboration with eSpeed pursuant to
     Section 3 of this Agreement, (ii) with respect to a new Marketplace, after
     eSpeed (x) has indicated that it is unable to develop and put into operation an Electronic Trading System with respect to that new Marketplace in accordance with paragraph (a) of this Section 7 or (y) has declined to exercise its right of first refusal or is unable to develop and put into operation an Electronic Trading System with respect to that new Marketplace in accordance with paragraph (b) of this Section 7, including, without limitation, the time period specified therein, (iii) with respect to an
     Unrelated Dealer Business, (iv) with respect to the Electronic Energy
     Marketplace, (v)

                                                                              17

     with respect to the Electronic Emissions Marketplace or (vi) with respect to a Gaming Business.

          (h) Notwithstanding the foregoing and anything to the contrary in this
     Section 7, the Unrelated Dealer Businesses and Gaming Businesses are
     expressly excluded from eSpeed's rights of first refusal under paragraph
     (b) and the conduct by any Cantor Party either directly, or indirectly with or through another Person, of any of the Unrelated Dealer Businesses and
     Gaming Businesses shall not be deemed to be a violation of this Section 7.

          (i) The Cantor Parties and the eSpeed Parties shall be entitled to and may enter into strategic alliances, joint ventures, partnerships or similar arrangements with Persons and consummate Business Combinations with Persons
     (all of the foregoing, collectively, "Alliance Opportunities") on the following basis only. If an Alliance Opportunity (i) relates to a Person that directly or indirectly provides Cantor Services and engages in business operations that do not involve Electronic Brokerage Services, then any Cantor Party shall be entitled to consummate a transaction with respect to such an Alliance Opportunity, (ii) relates to a Person that directly or indirectly provides Electronic Brokerage Services and engages in business operations that do not involve any Cantor Service, then any eSpeed Party shall be entitled to consummate a transaction with respect to such an
     Alliance Opportunity and (iii) is an Alliance Opportunity with respect to a
     Person other than those described in clauses (i) and (ii) above, then the
     Cantor Parties and the eSpeed Parties shall cooperate to jointly pursue and consummate a transaction with respect to such Alliance Opportunity on mutually agreeable terms, provided, however that any Alliance Opportunity with TradeSpark with respect to the Electronic Energy Marketplace shall not be considered an Alliance Opportunity and any such Alliance Opportunity with TradeSpark with respect to the Electronic Energy Marketplace shall be specifically permitted in accordance with the terms and conditions agreed to by any eSpeed Party or any Cantor Party, and any Alliance Opportunity
     with CO2e with respect to the Electronic Emissions Marketplace shall not be considered an Alliance Opportunity and any such Alliance Opportunity with
     CO2e with respect to the Electronic Emissions Marketplace shall be specifically permitted in accordance with the terms and conditions agreed to by any eSpeed Party or any Cantor Party. For purposes of this paragraph, a "Business Combination" shall mean, with respect to any Person (other than
     TradeSpark with respect to the Electronic Energy Marketplace and other than
     CO2e with respect to the Electronic Emissions Marketplace), a transaction initiated by and/or in which a Cantor Party or an eSpeed Party is the acquiror involving (i) a merger, consolidation, amalgamation or combination, (ii) any sale, dividend, split or other disposition of any capital stock or other equity interests (or securities convertible into or exchangeable for or options or warrants to purchase any capital stock or other equity equivalents) of the Person, (iii) any tender offer (including without limitation a self-tender), exchange offer, recapitalization, liquidation, dissolution or similar transaction, (iv) any sale, dividend or other disposition of a significant portion of the assets and properties of the Person (even if less than all or substantially all of such assets or properties), and (v) entering into of any agreement or understanding, or the granting of any rights or options, with respect to any of the foregoing.

                                                                              18

          (j) Notwithstanding anything else contained herein to the contrary, in no event shall eSpeed's or CFLP's direct or indirect relationship with CO2e with respect to the Electronic Emissions Marketplace be deemed to be a violation of this Agreement.

     8. Exclusive Patent Licenses.

          (a) Subject to the second following sentence, the Cantor Parties hereby grant to the eSpeed Parties an exclusive, perpetual, irrevocable, worldwide, royalty-free right and license, with the right to sublicense to its subsidiaries, under all patents, patent applications and inventions of the Cantor Parties related to Electronic Marketplaces and Electronic Gaming
     Marketplaces, now known and existing, including all provisionals, divisionals, continuations, continuations-in-part, reissues and extensions derived therefrom, as well as all foreign patents and patent applications now known or pending and other counterparts thereof (the "Patent Rights").
     The Cantor Parties agree to take all commercially reasonable actions requested by the eSpeed Parties, at the sole expense of the eSpeed Parties, to cause the Patent Rights to remain in full force and effect to the extent permitted by law. In the event that eSpeed (x) has indicated that it is unable to develop and put into operation an Electronic Trading System with respect to a new Marketplace in accordance with paragraph (a) of Section 7 or (y) has declined to exercise its right of first refusal with respect to a new Marketplace in accordance with paragraph (b) of Section 7, then the
     Cantor Parties shall have a limited right to use the Patent Rights solely in connection with the operation of that new Marketplace. The Cantor
     Parties shall cooperate with the eSpeed Parties, at the eSpeed Parties'
     sole expense, in any attempt by the eSpeed Parties to prevent or otherwise seek remedies or damages which, in any case, shall inure to the eSpeed
     Parties for any third party infringement of the Patent Rights that are the subject of the license granted to the eSpeed Parties pursuant to this
     Section 8 or to defend against any third party claim relating to the Patent
     Rights.

          (b) The Cantor Parties hereby grant to the eSpeed Parties a non-exclusive, perpetual, irrevocable, worldwide, royalty-free right and license, with the right to sublicense to its subsidiaries and affiliates, to use such trademarks and servicemarks as now or hereinafter may be used
     (collectively, the "Trademark Rights"), in all media now known or hereinafter developed, in connection with Electronic Marketplaces and
     Electronic Gaming Marketplaces. The Cantor Parties agree to take all commercially reasonable actions requested by the eSpeed Parties, at the sole expense of the eSpeed Parties, to cause the Trademark Rights to remain in full force and effect to the extent permitted by law. The eSpeed Parties acknowledge that the applicable Cantor Parties own the Trademark Rights, including all goodwill now or hereafter associated therewith, and that all goodwill and improved reputation generated by the eSpeed Parties' use of the Trademark Rights shall inure to the benefit of the applicable Cantor
     Parties. In order to preserve the inherent value of the Trademark Rights, the eSpeed Parties agree to use reasonable efforts to ensure that the products and services in connection with which the eSpeed Parties use the
     Trademark Rights shall be at least equal to the standard prevailing in the operation of the Electronic Marketplaces and in connection with Gaming
     Businesses immediately prior to the date of the Agreement.

                                       19

     9. Indemnification.

          (a) CFLP's Indemnification Obligations. Subject to the terms and conditions of this Section 9, CFLP agrees to defend, indemnify and hold
     eSpeed, the other eSpeed Parties and their respective officers, directors, affiliates, agents, attorneys, employees and representatives harmless from and against any and all liabilities, losses, costs, damages, expenses, penalties, fines and taxes, including, without limitation, reasonable legal and other expenses (collectively, "Damages"), directly or indirectly arising out of, resulting from or relating to:

               (i) any breach of any covenant, agreement or obligation of any
          Cantor Party contained in this Agreement; and

               (ii) any liability resulting from CFLP broker errors and errors arising in connection with the provision by any Cantor Party of
          Clearance, Settlement and Fulfillment Services.

          (b) eSpeed's Indemnification Obligations. Subject to the terms and conditions of this Section 9, eSpeed agrees to defend, indemnify and hold
     CFLP, the other Cantor Parties and their respective officers, directors, affiliates, agents, attorneys, employees and representatives harmless from and against any and all Damages directly or indirectly arising out of, resulting from or relating to:

               (i) any breach of any covenant, agreement or obligation of any
          eSpeed Party contained in this Agreement;

               (ii) any liability resulting from failures of eSpeed's technology and errors caused by the technology of the Electronic Marketplaces;
          and

               (iii) any liability resulting from any claims asserted against
          Cantor with respect to an eSpeed Party's exercise of its Patent
          Rights.

          (c) Claims for Indemnification; Defense of Indemnified Claims. For
     purposes of this Section, the party entitled to indemnification shall be referred to as the "Indemnified Party" and the party required to indemnify shall be referred to as the "Indemnifying Party." In the event that the
     Indemnifying Party shall be obligated to the Indemnified Party pursuant to this Section 9 or in the event that a suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the
     Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party shall give prompt written notice to the Indemnifying
     Party of the occurrence of such event, specifying the basis for such claim or demand, and the amount or estimated amount thereof to the extent then determinable (which estimate shall not be conclusive of the final amount of such claim or demand); provided, however, that the failure to give such notice shall not constitute a waiver of the right to indemnification hereunder unless the Indemnifying Party is actually prejudiced in a material respect thereby. The Indemnifying Party agrees to defend, contest or otherwise protect the Indemnified Party against any such suit, action, investigation, claim or proceeding at the Indemnifying Party's own cost and expense with counsel of its own choice, who shall be, however, reasonably acceptable to the Indemnified Party. The Indemnifying Party may not make

                                                                              20

     any compromise or settlement without the prior written consent of the
     Indemnified Party (which will not be unreasonably withheld or delayed) and the Indemnified Party shall receive a full and unconditional release reasonably satisfactory to it pursuant to such compromise or settlement.
     The Indemnified Party shall have the right but not the obligation to participate at its own expense in the defense thereof by counsel of its own choice. If requested by the Indemnifying Party, the Indemnified Party shall
     (at the Indemnifying Party's expense) (i) cooperate with the Indemnifying
     Party and its counsel in contesting any claim or demand which the
     Indemnifying Party defends, (ii) provide the Indemnifying Party with reasonable access during normal business hours to its books and records to the extent they relate to the condition or operation of a Marketplace and are requested by the Indemnifying Party to perform its indemnification obligations hereunder, and to make copies of such books and records, and
     (iii) make personnel available to assist in locating any books and records relating to a Marketplace or whose assistance, participation or testimony is reasonably required in anticipation of, preparation for or the prosecution and defense of, any claim subject to this Section 9. In the event that the Indemnifying Party fails timely to defend, contest or otherwise protect the Indemnified Party against any such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right to defend, contest or otherwise protect the Indemnified Party against the same and may make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party, including, without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or compromise or settlement thereof.

          (d) Payments; Non-Exclusivity. Any amounts due an Indemnified Party under this Section 9 shall be due and payable by the Indemnifying Party within fifteen (15) business days after (i) in the case of a claim which does not involve any third party, receipt of written demand therefor and
     (ii) in the case of a claim which involves a third party, the final disposition of such claim or demand, provided that reasonable legal and other out-of-pocket costs and expenses are reimbursed currently within 15 business days after demand therefor. The remedies conferred in this Section
     9 are intended to be without prejudice to any other rights or remedies available at law or equity to the Indemnified Parties, now or hereafter.

     10. Relationship of the Parties.

          (a) The relationship of the Cantor Parties on the one hand and the
     eSpeed Parties on the other hand is that of independent contractors.
     Pursuant to this Agreement, the Cantor Parties and the eSpeed Parties intend to render separate but related services to customers and to divide certain of the revenues arising from those services, but the parties do not intend to share profits or losses or to enter into or create any partnership, and no partnership or other like arrangement shall be deemed to be created hereby. None of the Cantor Parties or eSpeed Parties shall have any claim against the others or right of contribution with respect to any uninsured loss incurred by any of them nor shall any of them have a claim or right against the others with respect to any loss that is deemed to be included within the deductible, retention or self-insured portion of any insured risk.

                                                                              21

          (b) eSpeed agrees to execute a separate agreement that is
     substantially identical to this Agreement with respect to any discrete line of business or businesses and/or with any company or companies that are
     Cantor Parties at CFLP's request.

     11. Audit. eSpeed may request a review, by those certified public accountants who examine CFLP's books and records, of CFLP's allocation of
Transaction Revenues and Gaming Transaction Revenues to eSpeed to determine whether such allocation was based upon the procedures set forth herein. Such a review is to be conducted at eSpeed's expense. CFLP may request a review, by those certified public accountants who examine eSpeed's books and records, of
eSpeed's allocation of Transaction Revenues and eSpeed Equity Order Routing
Business Net Revenues to CFLP to determine whether such allocation was based upon the procedures set forth herein.

     12. Invoicing and Billing; Payment of Service Fees.

          (a) Except with respect to a Gaming Business, the eSpeed Parties and the Cantor Parties shall pay to the other, within 30 days of the end of each calendar month, the amounts owed to the Cantor Parties or the eSpeed
     Parties, as the case may be (determined in the manner provided in Section 4 of this Agreement), during that calendar month. The eSpeed Parties shall invoice the Cantor Parties for charges for Ancillary IT Services provided pursuant hereto on a monthly basis as incurred, such invoices to be delivered to CFLP by eSpeed within 15 days after the end of each calendar month. The Cantor Parties shall pay to the eSpeed Parties the aggregate charge for Ancillary IT Services provided under this Agreement in arrears within 30 days after the end of each calendar month.

          (b) Each of the Cantor Parties shall pay to the eSpeed Parties, within
     30 days of the end of each calendar quarter, the amounts due to the eSpeed
     Parties with respect to Gaming Businesses (determined in the manner provided in Section 4(D) of this Agreement) during that calendar quarter.

          (c) Amounts due by one party to another under this Agreement shall be settled against amounts due by the second party to the first under this or any other agreement. All payments to be made pursuant to this Agreement shall be exclusive of United Kingdom Value Added Tax which, if applicable to any payments hereunder, shall be added to the amount of, and be paid in addition to, such payments.

          (d) Amounts paid to eSpeed in respect of any Transaction Revenues or
     Gaming Transaction Revenues for which the payments by a customer to a
     Cantor Party under applicable bankruptcy or insolvency laws are deemed voidable preference payment or similar voidable payment, and for which a
     Cantor Party has been required to refund or pay-over to such bankrupt or insolvent customer or debtor's estate, may be deducted by the Cantor
     Parties from the amounts otherwise due to an eSpeed Party in the month following the month in which such amounts are returned to the customer or the debtor's estate.

                                                                              22

     13. Documentation. All Transaction Revenues, Gaming Transaction Revenues,
eSpeed Equity Order Routing Business Revenues, eSpeed Equity Order Routing
Business Net Revenues, service fees, costs of Ancillary IT Services, Gaming
Development Services, eSpeed Equity Order Routing Business services and other benefits hereunder shall be substantiated by and payments thereof shall be preceded or accompanied by, as applicable, appropriate schedules, invoices or other documentation.

     14. Force Majeure. Any failure or omission by a party in the performance of any obligation under this Agreement shall not be deemed a breach of this
Agreement or create any liability if the same arises from any cause or causes beyond the control of such party, including, but not limited to, the following, which, for purposes of this Agreement shall be regarded as beyond the control of each of the parties hereto: acts of God, fire, storm, flood, earthquake, governmental regulation or direction, acts of the public enemy, war, rebellion, insurrection, riot, invasion, strike or lockout; provided, however, that such party shall resume the performance whenever such causes are removed.

     15. Post-Termination Payments. Notwithstanding any provision herein to the contrary, all payment obligations hereof shall survive the happening of any termination of this Agreement until all amounts due hereunder have been paid.

     16. Confidentiality.

          (a) CFLP and its affiliates agree to treat as confidential and not to disclose to any person (other than to CFLP employees who have a need to know the same for purposes of CFLP's performing its obligations hereunder)
     or use the same for its own benefit or for any purpose other than performing its obligations hereunder, all confidential or proprietary information, trade secrets, information related to, and all subject matter covered by, any pending patent applications, data, plans, strategies, projections, budgets, reports, research, financial information, files, reports, software, agreements and other materials and information
     (individually and collectively, "Confidential Information") it receives, obtains or learns about eSpeed and its affiliates, an Electronic
     Marketplace or any other program, service, software or system eSpeed and/or
     CFLP develops in connection with this Agreement. CFLP shall notify those of its employees who perform services for eSpeed and its affiliates of this covenant and shall, to the extent practical, secure their agreement to abide by its terms.

          (b) eSpeed and its affiliates agree, during the term of this
     Agreement, to treat as confidential and not to disclose to any person
     (other than to eSpeed employees who have a need to know the same for purposes of eSpeed's performing its obligations hereunder) or use the same for its own benefit or for any purpose other than performing its obligations hereunder, all Confidential Information it receives, obtains or learns about CFLP and its affiliates or any other program, service, software or system CFLP and/or eSpeed develops in connection with this
     Agreement. eSpeed shall notify those of its employees who perform services under this Agreement of this covenant and shall, to the extent practical, secure their agreement to abide by its terms.

                                                                              23

          (c) Notwithstanding the foregoing, neither party shall be obligated with respect to confidential or proprietary information that it can document: (i) is or has become readily publicly available through no fault of its own or that of its affiliates, employees or agents; or (ii) is received from a third party lawfully in possession of such information and lawfully empowered to freely disclose such information to it; or (iii) was lawfully in its possession, without restriction, after the date hereof.

     17. Miscellaneous.

          (a) This Agreement and all the covenants herein contained shall be binding upon the parties hereto, their respective heirs, successors, legal representatives and assigns. No party shall have the right to assign all or any portion of its rights, obligations or interests in this Agreement or any monies which may be due pursuant hereto without the prior written consent of the other affected parties and which consent may not be unreasonably withheld, provided, however, that CFLP may make such assignment to any of its direct or indirect, current or future, subsidiaries, other than eSpeed and its direct or indirect, current or future subsidiaries, such assignment shall relieve CFLP of its obligations hereunder with respect to such assignment and following such assignment the
     eSpeed Parties shall not have recourse to CFLP with respect to such assignment.

          (b) No waiver by any party hereto of any of its rights under this
     Agreement shall be effective unless in writing and signed by an officer of the party waiving such right. No waiver of any breach of this Agreement shall constitute a waiver of any subsequent breach, whether or not of the same nature. This Agreement may not be modified except by a writing signed by officers of each of the parties hereto; provided, however, that each amendment, modification and/or waiver hereof or hereunder must be approved by a majority of the outside directors of eSpeed or the applicable eSpeed
     Party. For purposes of this Agreement, an outside director shall mean a director who is not an employee, partner or affiliate (other than solely by reason of being an eSpeed director) of eSpeed, CFLP or any of their respective affiliates.

          (c) This Agreement constitutes the entire Agreement of the parties with respect to the services and benefits described herein, and cancels and supersedes any and all prior written or oral contracts or negotiations between the parties with respect to the subject matter hereof.

          (d) This Agreement shall be strictly construed as independent from any other agreement or relationship between the parties.

          (e) This Agreement is made pursuant to and shall be governed and construed in accordance with the laws of the State of New York, without regard to the principles of conflict of laws thereof.

          (f) The descriptive headings of the several sections hereof are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                                                                              24

          (g) Any notice, request or other communication required or permitted in this Agreement shall be in writing and shall be sufficiently given if personally delivered or if sent by registered or certified mail, postage prepaid, addressed as follows:

               (i) If to a Cantor Party:

                   135 East 57th Street
                   New York, NY  10022
                   Attention:  General Counsel
                   Facsimile: (212) 829-4708

              (ii) If to an eSpeed Party:

                    135 East 57th Street
                    New York, NY  10022
                    Attention:  General Counsel
                    Facsimile: (212) 829-4708

     The address of any party hereto may be changed on notice to the other parties hereto duly served in accordance with the foregoing provisions.

                           [Signature Pages to Follow]

                                                                              25

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Amended and Restated Joint Services Agreement to be executed in their respective names by their respective officers thereunto duly authorized, as of the date first written above.

                    CANTOR FITZGERALD, L.P., on behalf of itself and
                    its direct and indirect, current and future, subsidiaries, other than eSpeed, Inc. and its direct and indirect,
                    current and future, subsidiaries

                    By: CF Group Management, Inc.
                        its Managing General Partner

                    By: /s/ Howard W. Lutnick
                        ------------------------------------------
                            Name: Howard W. Lutnick
                            Title: President

                    ESPEED, INC., on behalf of itself and its direct and
                    indirect, current and future, subsidiaries

                    By: /s/ Howard W. Lutnick
                        ------------------------------------------
                            Name: Howard W. Lutnick
                            Title: Chairman and Chief Executive Officer

       [Signature Page for Amended and Restated Joint Services Agreement]

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